Exhibit 10.1

Execution Copy

## The exhibits and schedules to and certain provisions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K as they contain information that is both not material and of the type that the registrant treats as private or confidential. The registrant agrees to supplementally furnish an unredacted copy of this exhibit, including any exhibit or schedule hereto, to the SEC upon its request; however, the registrant may request confidential treatment of such unredacted copy.

FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of September 30, 2024 (the “Amendment Effective Date”), is entered into by and among AXSOME THERAPEUTICS, INC., a Delaware corporation (“Borrower”), and the several banks and other financial institutions or entities party hereto as Lender, constituting the Required Lenders and HERCULES CAPITAL, INC., a Maryland corporation, in its capacity as administrative agent and collateral agent for Lender (in such capacity, “Agent”).

A.
Borrower, Lenders and Agent are parties to that certain Loan and Security Agreement, dated as of September 25, 2020 (as amended by the First Amendment to Loan and Security Agreement dated as of October 14, 2021, the Second Amendment to Loan and Security Agreement dated as of March 27, 2022, the Third Amendment to Loan and Security Agreement dated as of January 9, 2023, and the Waiver and Fourth Amendment to Loan and Security Agreement dated as of May 8, 2023, the “Existing Loan Agreement”; and the Existing Loan Agreement, as amended by this Amendment and as further amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”).
B.
Borrower, Lenders and Agent desire to modify the terms of the Existing Loan Agreement as set forth in this Amendment.
C.
Accordingly, the parties, for good and valuable consideration, hereto agree as follows:
SECTION 1
Definitions; Interpretation.
(a)
Terms Defined in Loan Agreement. All capitalized terms used in this Amendment (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement.
(b)
Rules of Construction. The rules of construction that appear in Section 1.3 of the Loan Agreement shall be applicable to this Amendment and are incorporated herein by this reference.
SECTION 2
Amendments to the Loan Agreement.
(a)
Upon satisfaction of the conditions set forth in Section 3 hereof, the Existing Loan Agreement is hereby amended as follows effective as of the Amendment Effective Date:
(i)
New Definitions. The following definitions are added to Section 1.1 in their proper alphabetical order:

“Fifth Amendment Closing Date” means September 30, 2024.

“Permitted Receivables Factoring Agreement” means an accounts receivable factoring agreement which permits Borrower to sell specific receivables to a non-affiliated third party factoring company in exchange for cash payments, which agreement shall be on terms and conditions reasonably satisfactory to Agent (including that there shall be no Liens on any other Collateral and that such agreement is on commercially reasonable terms and subject to a maximum capped amount of advances at any given time).

“Performance Covenant D” means at all times Borrower’s Market Capitalization exceeds One Billion Five Hundred Million Dollars ($1,500,000,000).

(ii)
Amended and Restated Definitions. The following definitions are hereby amended and restated as follows:

“Performance Covenant A” means satisfaction of each of the following at all times: (i) Borrower’s Market Capitalization exceeds One Billion Dollars ($1,000,000,000) and (ii) Borrower maintains Qualified Cash in an amount not less than thirty percent (30%) of the sum of the outstanding principal amount of the Term Loan Advances plus the Qualified Cash A/P Amount.

“Performance Covenant B” means Borrower at all times maintains Qualified Cash in an amount not less than fifty percent (50%) of the sum of the outstanding principal amount of the Term Loan advances plus the Qualified Cash A/P Amount.

“Performance Covenant C” means, beginning with Borrower’s fiscal quarter ending September 30, 2024, and for each quarter thereafter, Borrower achieves T6M Net Product Revenue in an amount equal to at least the amount set forth on Schedule 7.20(b) opposite the last day of each fiscal quarter identified in the table therein.

“Tranche 1D Draw Period” means the period beginning on April 1, 2025, and ending on June 15, 2025.

“Tranche 1E Draw Period” means the period beginning on October 1, 2025, and ending on December 15, 2025.

“Tranche 3 Commitment” means as to any Lender, the obligation of such Lender, if any, to make Term Loan Advances to Borrowers in a principal amount not to exceed the amount set forth under the heading “Tranche 3 Term Commitment” opposite such Lender’s name on Schedule 1.1, plus (i) the excess, if any, of the Tranche 1D Commitment over the aggregate original principal amount of the Tranche 1D Advances, plus (ii) the excess, if any, of the Tranche 1E Commitment over the aggregate original principal amount of the Tranche 1E Advances.

(iii)
Permitted Indebtedness. The defined term “Permitted Indebtedness” as set forth in Section 1.1 is hereby amended by:
(1)
(i) deleting the text “and” immediately before subclause (xvi) and (ii) adding the following new subclause (xvi) immediately following subclause (xv) to read as follows:

“(xvi) Indebtedness (if any), to the extent characterized as such, of the Borrower incurred pursuant to the Permitted Receivables Factoring Agreement; and”

(2)
renumbering existing subclause (xvi) as subclause (xvii).
(iv)
Permitted Transfers. The defined term “Permitted Transfers” as set forth in Section 1.1 is hereby amended by:

(1)
(i) deleting the text “and” immediately before subclause (x) and (ii) adding the following new subclause (x) immediately following subclause (ix) to read as follows:

“(xvi) transfers by the Borrower pursuant to the Permitted Receivables Factoring Agreement; and”

(2)
renumbering existing subclause (x) as subclause (xi).
(v)
Section 2.2(a)(v). Section 2.2(a)(v) is hereby amended and restated as follows:

“(v) Subject to the terms and conditions of this Agreement, during the Tranche 3 Draw Period, subject to approval by the Lenders’ investment committee in its sole and unfettered discretion, Borrower may request and the Lenders shall severally (and not jointly) make one or more additional Term Loan Advances in an amount not to exceed their respective Tranche 3 Commitments, in an aggregate principal amount up to the Tranche 3 Commitments in minimum increments of Five Million Dollars ($5,000,000) (each, a “Tranche 3 Advance”).”

(vi)
Section 7.20(a)(i). Section 7.20(a)(i) is hereby amended and restated as follows:

“(i) Upon the Third Amendment Closing Date, Borrower shall thereafter maintain Qualified Cash in an amount greater than or equal to the sum of Thirty Million Dollars ($30,000000) plus the Qualified Cash A/P Amount at all times; provided that, compliance with the financial covenant set forth in this Section 7.20(a)(i) shall be conditionally waived during such times that Borrower’s Market Capitalization exceeds One Billion Five Hundred Million Dollars ($1,500,000,000); it being understood that if such condition is not satisfied, then testing will automatically be reinstated without any action or notice by or to any Person.”

(vii)
Section 7.20(b). Section 7.20(b) is hereby amended and restated as follows:

“(b) Performance Covenant. Beginning with the reporting period ending June 30, 2023, and at all times thereafter, Borrower shall satisfy either of (i) Performance Covenant A, Performance Covenant B or Performance Covenant D, tested at all times, or (ii) Performance Covenant C, tested quarterly.

(viii)
Section 7.23. Section 7.23 is hereby amended and restated as follows:

“7.23. Malta Subsidiary. Notwithstanding Section 2(iii) of the Joinder Agreement dated May 9, 2022, by and between Malta Subsidiary and Agent, Malta Subsidiary may request an Advance from the Lenders in an aggregate principal amount of up to [***] to the extent that Borrower may request an Advance in such amount, in each case, subject to the terms and conditions of the Agreement. The Malta Subsidiary may not hold Cash outside of the United States at any time in excess of the sum of (i) [***] and (ii) [***].

(ix)
Sections 11.2(a) and (b). Sections 11.2(a) and (b) are hereby amended and restated as follows:

“(a) If to Agent:

HERCULES CAPITAL, INC.
Legal Department
Attention: Chief Legal Officer and Michael

Dutra
1 North B Street, Suite 2000
San Mateo, CA 94401
email: legal@htgc.com and mdutra@htgc.com
Telephone: 650-289-3060

(b) If to the Lenders:

HERCULES CAPITAL, INC.
Legal Department
Attention: Chief Legal Officer and Michael Dutra
1 North B Street, Suite 2000
San Mateo, CA 94401
email: legal@htgc.com and mdutra@htgc.com
Telephone: 650-289-3060”

(x)
Exhibit E. Exhibit E is hereby amended and replaced with Exhibit E attached hereto.
(xi)
Schedule 1.1. Schedule 1.1 is hereby amended and replaced with Schedule 1.1 attached hereto.
(xii)
Schedule 7.20(b). A new Schedule 7.20(b) to the Loan Agreement is attached hereto.
(b)
References Within Existing Loan Agreement. Each reference in the Existing Loan Agreement to “this Agreement” and the words “hereof,” “herein,” “hereunder,” or words of like import, shall mean and be a reference to the Existing Loan Agreement as amended by this Amendment. This Amendment shall be a Loan Document.
SECTION 3
Conditions to Effectiveness of this Amendment. The effectiveness of this Amendment shall be subject to satisfaction of each of the following conditions precedent being met:
(a)
Agent’s receipt of this Amendment, executed by Agent, each Lender and Borrower; and
(b)
on the Amendment Effective Date, immediately after giving effect to the amendment of the Loan Agreement contemplated hereby: (i) the representations and warranties contained in Section 4 shall be true and correct as set forth in Section 4; and (ii) there exist no Events of Default or events that with the passage of time would result in an Event of Default.
SECTION 4
Representations and Warranties. To induce Agent and Lenders to enter into this Amendment, Borrower hereby confirms, as of the date hereof, (a) that the representations and warranties made by it in Section 5 of the Loan Agreement and in the other Loan Documents are true and correct in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof and that any representations and warranties made as of a specific date are only true and correct in all material respects as of such date, and that no Event of Default has occurred and is continuing, (b) that no event that has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing and Borrower is not aware of any event likely to occur that is reasonably expected to result in a Material Adverse Effect; (c) [reserved]; (d) Lenders have and shall continue to have valid, enforceable and perfected first-priority liens, subject only to Permitted Liens, on and security interests in the Collateral and all other collateral heretofore granted by Borrower to Lenders, pursuant to the Loan Documents or otherwise granted to or held by Lenders; (e) the agreements and obligations of Borrower contained in the Loan Documents and in this Amendment constitute the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or by the application of general principles of equity; and (f) the execution, delivery and performance of this Amendment by Borrower will not violate any law, rule, regulation, order, contractual obligation or organizational document of Borrower and will not result in, or require, the creation or imposition of any lien, claim or encumbrance of any kind on any of its properties or revenues. For the purposes of this Section 4, each reference in Section 5 of the Loan Agreement to “this Agreement,” and the words “hereof,” “herein,” “hereunder,” or words of like import in such Section, shall mean and be a reference to the Loan Agreement as amended by this Amendment.
SECTION 5
Tranche 2. Borrower, Agent and Lenders acknowledge and agree that no Tranche 2 Advances have been made and that effective as of July 1, 2024, the Tranche 2 Commitment has expired.
SECTION 6
Miscellaneous.
(a)
Loan Documents Otherwise Not Affected; Reaffirmation.
(i)
Except as expressly amended pursuant hereto or referenced herein, the Loan Agreement and the other Loan Documents shall remain unchanged and in full force and effect and are hereby ratified and confirmed in all respects. Lender’s and Agent’s execution and delivery of, or acceptance of, this Amendment shall not be deemed to create a course of dealing or otherwise create any express or implied duty by any of them to provide any other or further amendments, consents or waivers in the future.
(ii)
Borrower hereby expressly (1) reaffirms, ratifies and confirms all Secured Obligations under the Loan Agreement and the other Loan Documents, (2) reaffirms, ratifies and confirms the grant of security under Section 3.1 of the Loan Agreement, (3) reaffirms that such grant of security in the Collateral secures all Secured Obligations under the Loan Agreement, and with effect from (and including) the Amendment Effective Date, such grant of security in the Collateral: (x) remains in full force and effect notwithstanding the amendments expressly referenced herein; and (y) secures all Secured Obligations under the Loan Agreement, as amended by this Amendment, and the other Loan Documents, (4) agrees that this Amendment shall be a “Loan Document” under the Loan Agreement and (5) agrees that the Loan Agreement and each other Loan Document shall remain in full force and effect following any action contemplated in connection herewith.
(iii)
This Amendment is not a novation and the terms and conditions of this Amendment shall be in addition to and supplemental to all terms and conditions set forth in the Loan Documents. Nothing in this Amendment is intended, or shall be construed, to constitute an accord and satisfaction of Borrower’s Secured Obligations under or in connection with the Loan Agreement and any other Loan Document or to modify, affect or impair the perfection or continuity of Agent’s security interest in, (on behalf of itself and the Lenders) security titles to or other liens on any Collateral for the Secured Obligations.
(b)
Conditions. For purposes of determining compliance with the conditions specified in Section 3, each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless Agent shall have received notice from such Lender prior to the Amendment Effective Date specifying its objection thereto.

(c)
Release. In consideration of the agreements of Agent and each Lender contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, on behalf of itself and its successors, assigns, and other legal representatives, hereby fully, absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and each Lender, and its successors and assigns, and its present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, Lenders and all such other persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever of every name and nature, both at law and in equity, to the extent Borrower has actual knowledge as of the date hereof that it owns, holds, has or claims to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, including, without limitation, for or on account of, or in relation to, or in any way in connection with the Loan Agreement, or any of the other Loan Documents or transactions thereunder or related thereto.

Borrower understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release. Borrower agrees that no fact, event, circumstance, evidence or transaction which Borrower has actual knowledge of could now be asserted or shall affect in any manner the final, absolute and unconditional nature of the release set forth above. The provisions of this section shall survive payment in full of the Secured Obligations, full performance of all the terms of this Amendment and the other Loan Documents.

In connection with the releases set forth above, Borrower expressly and completely waives and relinquishes any and all rights and benefits that it has or may ever have pursuant to Section 1542 of the Civil Code of the State of California, or any other similar provision of law or principle of equity in any jurisdiction pertaining to the matters released herein. Section 1542 provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

(d)
No Reliance. Borrower hereby acknowledges and confirms to Agent and Lenders that Borrower is executing this Amendment on the basis of its own investigation and for its own reasons without reliance upon any agreement, representation, understanding or communication by or on behalf of any other Person.
(e)
Costs and Expenses. Borrower agrees to pay to Agent on the date hereof the reasonable and documented out-of-pocket costs and expenses of Agent and Lender party hereto, and the fees and disbursements of counsel to Agent and Lender party hereto in connection with the negotiation, preparation, execution and delivery of this Amendment and any other documents to be delivered in connection herewith on the Amendment Effective Date.
(f)
Binding Effect. This Amendment binds and is for the benefit of the successors and permitted assigns of each party.

(g)
Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAWS OTHER THAN THE LAWS OF THE STATE OF CALIFORNIA), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, REGARDLESS OF THE LOCATION OF THE COLLATERAL.
(h)
Complete Agreement; Amendments. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements with respect to such subject matter. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.
(i)
Severability of Provisions. Each provision of this Amendment is severable from every other provision in determining the enforceability of any provision.
(j)
Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Amendment. Delivery of an executed counterpart of a signature page of this Amendment by facsimile, portable document format (.pdf) or other electronic transmission will be as effective as delivery of a manually executed counterpart hereof.
(k)
Loan Documents. This Amendment and the documents related thereto shall constitute a Loan Document.
(l)
Electronic Execution of Certain Other Documents. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Amendment and the transactions contemplated hereby (including without limitation assignments, assumptions, amendments, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the California Uniform Electronic Transactions Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment, as of the date first above written.

BORROWER:

AXSOME THERAPEUTICS, INC.

Signature: /s/ Herriot Tabuteau

Print Name: Herriot Tabuteau

Title: CEO

[SIGNATURES CONTINUE ON THE NEXT PAGE]

[Signature Page to Fifth Amendment to Loan and Security Agreement]

AGENT:

HERCULES CAPITAL, INC.

Signature: /s/ Seth H. Meyer

Print Name: Seth Meyer

Title: Chief Financial Officer

LENDER:

HERCULES CAPITAL, INC.

Signature: /s/ Seth H. Meyer

Print Name: Seth Meyer

Title: Chief Financial Officer

Hercules Private CREDIT FUND 1 L.P.

By: Hercules Adviser LLC, its Investment Adviser

Signature: /s/ Seth H. Meyer

Print Name: Seth Meyer

Title: Authorized Signatory

[Signature Page to Fifth Amendment to Loan and Security Agreement]

Hercules Private Global Venture Growth Fund I L.P.

By: Hercules Adviser LLC, its Investment Adviser

Signature: /s/ Seth H. Meyer

Print Name: Seth Meyer

Title: Authorized Signatory

Hercules FUNDING IV, LLC

Signature: /s/ Seth H. Meyer

Print Name: Seth Meyer

Title: Authorized Signatory

[Signature Page to Fifth Amendment to Loan and Security Agreement]

EXHIBIT E

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SCHEDULE 1.1

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SCHEDULE 7.20(b)

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